-13-

As filed with the Securities and Exchange Commission on July 18, 1997

                                       Registration No. 333-

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                 FORM S-8

                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933


                           DIEHL GRAPHSOFT, INC.
          (Exact Name of Registrant as Specified in Its Charter)

               Maryland                         52-1407016
     (State or Other Jurisdiction of         (I.R.S. Employer
      Incorporation or Organization          Identification No.)


     10270 Old Columbia Road
     Suite 100
     Columbia, Maryland                             21046
(Address of Principal Executive Offices)          (Zip Code)

       Diehl Graphsoft, Inc. Amended and Restated Stock Option Plan
                         (Full title of the plan)

                             Joseph Schmelzle
                           Diehl Graphsoft, Inc.
                          10270 Old Columbia Road
                                 Suite 100
                         Columbia, Maryland 21046
                  (Name and address of agent for service)

                              (410) 290-5114
       (Telephone number, including area code, of agent for service)


                                 Copy to:

                            Ariel Vannier, Esq.
                      Venable, Baetjer & Howard, LLP
          1800 Mercantile Bank & Trust Building, 2 Hopkins Plaza
                         Baltimore, Maryland 21201

                      CALCULATION OF REGISTRATION FEE

Title of      Amount   Proposed maximum  Proposed maximum     Amount of
Securities    to be     offering price      aggregate
Registration Fee
registered  registered    per share*      offering price*


Common Stock, 300,000       $3.875          $1,162,500         $352.27
$.01 par
  value
per share


* Calculated solely for the purpose of computing the registration fee pursuant to Rules 457(c) and (h), based upon the average of the bid and asked price as of July 14, 1997.

                                  PART II

Item 3.   Incorporation of Documents by Reference.

          The following documents which have been filed by Diehl Graphsoft, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          (a) The Registrant's latest annual report on Form 10-KSB for the fiscal year ended May 31, 1996 filed on September 13, 1996, which contains audited financial statements for the Registrant's latest fiscal year;

          (b) The Registrant's quarterly reports on Form 10-QSB for the fiscal quarters ended August 31, 1996, November 30, 1996 and February 28, 1997, filed on October 14, 1996, January 14, 1997 and April 14, 1997, respectively;

          (c) Description of common stock, of the Registrant contained or incorporated in the Registration Statement on Form 8-A (File No. 0-24318) filed by the Registrant under Section 12(g) of the Securities Exchange Act of 1934, as amended, including any amendments or reports filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of the Registration Statement from the date of filing of such documents.

Item 4.   Description of Securities.

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not Applicable.

Item 6.   Indemnification of Directors and Officers.

          Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland permits a corporation to indemnify its present and former directors, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their services in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceeding and (i) was committed in bad faith or
(ii) was the result of active and deliberate dishonesty; or (b) the director or officer actually received an improper personal benefit in money, property, or services; or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Maryland law permits a corporation to indemnify a present and former officer to the same extent as a director, and to provide additional indemnification to an officer who is not also a director. In addition, Section 2-418(f) of the Corporations and Associations Article of the Annotated code of Maryland permits a corporation to pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses (including attorney's fees) incurred by a present or former director or officer made a party to the proceeding by reason of his service in that capacity, provided that the corporation shall have received (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

          The Registrant has provided for indemnification of directors, officers, employees, and agents in Article VIII of its charter, as amended. This provision reads as follows:

          Section 1.  Mandatory Indemnification.

          The Corporation shall indemnify its currently acting and its former directors and officers against any and all liabilities and expenses incurred in connection with their services in such capacities to the maximum extent permitted by the Maryland General Corporation

     Law, as from time to time amended.

          Section 2.  Discretionary Indemnification.

          If approved by the Board of Directors, the Corporation may indemnify its employees, agents and persons who serve and have served, at its request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture or other enterprise or employee benefit plan to the extent determined to be appropriate by the Board of Directors.

          Section 3.  Advancing Expenses Prior to a Decision.

          The Corporation shall advance expenses to its directors and officers entitled to mandatory indemnification to the maximum extent permitted by the Maryland General Corporation Law, as from time to time amended, and may in the discretion of the Board of Directors advance expenses to employees, agents and others who may be granted indemnification.

          Section 4.  Other Provisions for Indemnification.

          The Board of Directors may, by bylaw, resolution or agreement, make further provision for indemnification of directors, officers, employees and agents.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is assured by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          Under Maryland law, a corporation is permitted to limit by provision in its charter the liability of directors and officers, so that no director or officer of the corporation shall be liable to the corporation or to any stockholder for money damages except to the extent that (i) the director or officer actually received an improper benefit in money property, or services, for the amount of the benefit or profit in money, property or services actually received, or (ii) a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding in the proceeding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

          The Registrant has limited the liability of its directors and officers for money damages in Article VIII of its charter, as amended. This provision reads as follows:

     Section 5.  Limitation of Liability of Directors and Officers.

          To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Company shall have any liability to the Company or its stockholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Company, whether or not such person is serving as such at the time of any proceeding in which liability is asserted.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

     4.1 Articles of Incorporation dated March 11, 1996 (filed as Exhibit D to the Registrant's Definitive Proxy Materials on
               Schedule 14A on May 15, 1996 and incorporated by reference herein).

     4.2 Amended and Restated Bylaws, as amended through March 11, 1996 (filed as Exhibit E to the Registrant's Definitive Proxy Materials on Schedule 14A on May 15, 1996 and incorporated by reference herein).

     5*        Opinion of Venable, Baetjer and Howard, LLP.

     23.1*     Consent of Ernst & Young LLP, Independent Auditors.

     23.2* Consent of Venable, Baetjer and Howard, LLP (included in their opinion filed as Exhibit 5).

     24*       Powers of Attorney (included in signature page).
___________
* filed herewith

Item 9.   Undertakings.

          The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement;

                   (iii) To include any additional or changed material information on the plan of distribution;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant, Diehl Graphsoft, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Columbia, in the State of Maryland, on this 18th day of July, 1997.

                         DIEHL GRAPHSOFT, INC.


                         By:  /s/ Richard Diehl

                              Richard Diehl
                              President, Chief Executive
                                 Officer, and Chairman of
                                 the Board
                              (Principal Executive Officer)

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Richard Diehl or Joseph Schmelzle, or any one of them acting singly, his or her true and lawful agents and attorneys-in-fact with full power and authority in said agents and attorneys-in-fact, or any of them, to sign for the undersigned and in his or her name, in the capacity indicated opposite his or her name, this Registration Statement of Diehl Graphsoft, Inc. on Form S-8 (and any pre-effective or post-effective amendment or supplement to such Registration Statement) to be filed under the Securities Act of 1933, with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature               Title                              Date


/s/ Richard Diehl       President, CEO and Director        07/18/97
                        (Principal Executive Officer)
Richard Diehl


/s/ Joseph Schmelzle     Chief Financial and Accounting     07/18/97
                              Officer and Director
Joseph Schmelzle         (Principal Financial Officer
                           and Principal Accounting
                                   Officer)


/s/ Richard Hug                    Director                 07/18/97

Richard Hug


/s/ Frederick Unger                Director                 07/18/97

Frederick Unger

                               Exhibit Index


Exhibit Number      Description

     4.1 Articles of Incorporation dated March 11, 1996 (filed as Exhibit D to the Registrant's Definitive Proxy Materials on
               Schedule 14A on May 15, 1996 and incorporated by reference herein).

     4.2 Amended and Restated Bylaws, as amended through March 11, 1996 (filed as Exhibit E to the Registrant's Definitive Proxy Materials on Schedule 14A on May 15, 1996 and incorporated by reference herein).

     5         Opinion of Venable, Baetjer and Howard, LLP.

     23.1      Consent of Ernst & Young LLP, Independent Auditors.

     23.2 Consent of Venable, Baetjer and Howard, LLP (included in their opinion filed as Exhibit 5).

     24        Powers of Attorney (included in signature page).

                                                   EXHIBIT 5

               Venable, Baetjer & Howard, LLP
   1800 Mercantile Bank & Trust Building, 2 Hopkins Plaza
                  Baltimore, Maryland 21201


                        July 18, 1997


Diehl Graphsoft, Inc.
10270 Old Columbia Road
Suite 100
Columbia, Maryland 21046

Gentlemen:

     We have acted as counsel for Diehl Graphsoft, Inc. (the "Corporation") in connection with a registration statement on Form S-8 of the Corporation filed with the Securities and Exchange Commission (the "Registration Statement"), pertaining to the registration of 300,000 shares of common stock of the Corporation (the "Shares") for issuance and sale pursuant to the Corporation's Amended and Restated Stock Option Plan (the "Plan").

     In connection with this opinion, we have considered such questions of law as we have deemed necessary as a basis for the opinions set forth below, and we have examined or otherwise are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following: (i) the Registration Statement; (ii) the Charter and By-laws of the Corporation, as amended and as currently in effect; (iii) certain resolutions of the Board of Directors of the Corporation relating to the adoption, amendment and restatement of the Plan and the issuance of the Shares and the other transactions contemplated by the Registration Statement; (iv) the Plan; and (v) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Corporation and others.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and that when sold, issued, paid for and delivered as contemplated by the Plan referred to in the Registration Statement, the Shares will be validly issued and will be fully paid and nonassessable.

     The law covered by the opinion is limited to the law of the State of Maryland, without regard to the principles of conflicts of laws thereof, and based upon and limited to the laws and regulations in effect as of the date hereof. We assume no obligation to update the opinion set forth herein.

     We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement.
In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.


               Very truly yours,

               /s/ VENABLE, BAETJER & HOWARD, LLP

                                                EXHIBIT 23.1

               CONSENT OF INDEPENDENT AUDITORS

          We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____) pertaining to the Diehl Graphsoft, Inc. Amended and Restated Stock Option Plan of our report dated July 19, 1996, with respect to the financial statements of Diehl Graphsoft, Inc. included in its Annual Report (Form 10-KSB) for the year ended May 31, 1996, filed with the Securities and Exchange Commission.

                                        /s/ERNST & YOUNG LLP

Vienna, Virginia
July 16, 1997

DC1DOCS1.55029